EXCHANGE AGREEMENT
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                  This EXCHANGE  AGREEMENT made this 9th day of December,  1994, between OAK SPRINGS NURSING HOME LIMITED PARTNERSHIP, a Virginia Limited Partnership, (hereinafter "Stockholder"), and PETRO-SERS CORPORATION, a Nevada corporation, (hereinafter "Petro-
Sers").
                                   WITNESSETH:
                  WHEREAS, Stockholder is the owner of all of the issued and outstanding shares of Hunt Country Home Health, Inc., a Virginia corporation (hereinafter "Hunt Country"); and
                  WHEREAS, Petro-Sers is a public company and is authorized to issue 200,000,000 shares of Common Stock, par value $0.001 per share, of which there are 1,077,612 shares issued and outstanding; and
                  WHEREAS, Stockholder and Petro-Sers agree that it would be to their mutual benefit for Petro-Sers to acquire all of the outstanding stock of Hunt Country from Stockholder in exchange for a Ninety-five percent (95%) interest in Petro-Sers' Class A common stock and 10,000 shares of a newly authorized Class B common stock.
                  NOW, THEREFORE, in consideration of the premises and of the mutual promises, agreements and covenants herein contained, the parties hereto hereby agree as follows:
                  1. [EXCHANGE OF STOCK] Subject to the terms and conditions and in reliance on the representations and warranties contained in this Agreement, at the Closing on December 9, 1994, Petro-Sers will issue and deliver, or cause


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to be issued and delivered,  to Stockholder  20,474,628 shares of Class A common stock and 10,000 shares of Class B common stock of Petro-Sers in exchange for which Stockholder will deliver to Petro-Sers all of the issued and outstanding stock of Hunt Country, a Virginia corporation, (the transaction to be referred to hereinafter as the "Exchange").
                  2. [REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER] Stockholder makes the following representations and warranties, each of which is material and is being relied upon by Petro-Sers and shall be true at the Closing and shall survive the Closing:
                  a. Stockholder owns free and clear of all liens, charges and encumbrances, all of the issued and outstanding shares of capital stock of Hunt Country Home Health, Inc., a Virginia corporation, consisting of 1,000 shares.
                  b. Hunt Country is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia; has all corporate power necessary to engage in the business in which it is presently engaged; and has an authorized capitalization of 5,000 shares of common stock, par value $1.00 per share, of which
         there  are  issued  and  outstanding  1,000  shares,   fully  paid  and
         non-assessable.
                  3. [REPRESENTATIONS AND WARRANTIES OF PETRO-SERS] Petro-Sers makes the following representations and warranties, each of which is material and is being relied upon by Stockholder and shall be true at the Closing and shall survive the Closing:
                  a.      Petro-Sers is a corporation duly organized and validly

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         existing and in good standing under the laws of the State of Nevada.
                  b. The  authorized  capital  stock of  Petro-Sers  consists of
         200,000,000 shares of common stock, par value $0.001 per share, of which 1,077,612 shares issued and outstanding. There are no other authorized or outstanding equity securities of Petro-Sers of any class, kind or character, and there are no outstanding subscriptions, options, warrants or other agreements or outstanding commitments obligating Petro-Sers to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.
                  c. Petro-Sers currently has 415 stockholders.
                  d.  Certified  copies of the  Articles  of  Incorporation  and
         By-laws of Petro-Sers, which have been heretofore furnished by Petro-Sers to Stockholder, are true and correct copies, including all amendments thereto.
                  e. Although neither  Petro-Sers nor any corporation  which has been merged into Petro-Sers has conducted any business operations for the past five (5) years, Petro-Sers agrees to deliver within two (2) weeks from the date of Closing, audited financial statements for the past two (2) years which will disclose that Petro-Sers has not conducted business and that it is not subject to any liabilities


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         whatsoever.  These  financial  statements will accurately set forth the financial condition of Petro-Sers as of the dates specified, and the results of operations for the fiscal years involved, prepared in conformity with generally accepted accounting principles consistently
         applied.  As  a  further  assurance  to  Stockholder,   Petro-Sers  has
         delivered to Stockholder an Indemnification Agreement of Sidney W. Sers, President of Petro-Sers, which fully indemnifies Stockholder from any liability, either known or unknown, to which Petro- Sers was subject at the time of Closing. The Indemnification Agreement is attached hereto and marked Exhibit "A".
                  f. As of the date hereof and at the Closing, Petro-Sers had no obligations, liabilities, or commitments, contingent or otherwise, of a material nature.
                  g. Petro-Sers is not a party to any employment contract with any officer, director, or stockholder, or to any lease, agreement or other commitment, nor to any pension, insurance, profit-sharing, stock purchase or bonus plan.
                  h. Petro-Sers is not a defendant, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any claim or investigation been made or asserted against Petro-Sers, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving Petro-Sers.
                  i. This Agreement has been duly executed by Petro-Sers and the

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         execution and  performance of this Agreement have been duly  authorized by all necessary corporate action, including the giving or waiver of effective notice thereof, and neither the execution nor performance of this Agreement will violate, or result in a breach of, or constitute a default in its Articles of Incorporation or By-laws, any agreement, instrument, law, regulation, license, judgment, order or decree to which Petro-Sers is a party, or to which Petro-Sers or any of its properties are subject, nor will such execution and performance constitute a violation of or conflict with any fiduciary obligation of Petro-Sers.
                  j. Neither Petro-Sers nor any corporation which has merged into Petro-Sers has conducted business operations for the past five (5) years and, accordingly, has not been required to file either Federal, State or Local tax returns. All material federal, state, local, county, franchise, sales, use, excise and other taxes assessed or due, if any, have been duly paid, and no reserves for unpaid taxes have been set up or are required on the basis of the facts and in accordance with generally accepted accounting principles.
                  k. Petro-Sers is not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and there are no actions, suits, claims, proceedings
         or  investigations   pending,   or  to  the  knowledge  of  Petro-Sers,


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         threatened  against or affecting  Petro-Sers,  at law or in equity,  or before  or by any  federal,  state,  municipal,  or other  governmental
         court,    department,    commission,    board,   bureau,    agency   or
         instrumentality, domestic or foreign. Petro-Sers has complied in all material respects with all laws, regulations and orders applicable to its business.
                  l. Petro-Sers has the corporate power to execute and perform this Agreement and to deliver the stock required to be delivered to Stockholder hereunder.
                  m. The shares of stock of Petro-Sers deliverable pursuant to this Agreement will, on delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, and be admitted to trading in the over-the-counter market.
                  n. Prior to the time of Closing, the Board of Directors of Petro-Sers shall have submitted their resignations as directors, such resignations to be effective as of the time of Closing, and as their last act and deed, shall have elected as directors the nominees of Philip V. Warman II to take their place as directors following the Closing.
                  o. Petro-Sers has not, in the past five (5) years, issued an annual report to its stockholders.
                  p. Petro-Sers has never made any 1933 or 1934 Securities Act filings, except for the following. On January 31, 1980, the company


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         made an offering of 7,500,000 of its shares,  par value $0.01,  to bona fide residents of the State of Utah only. It relied upon the exemption provided by Section 3(a)(11) of the Securities Act of 1933 as amended, which required that the shares purchased must not be sold, transferred or assigned for value to any non-resident of the State of Utah for a period of nine months following the date the offering was closed.
                  q. Petro-Sers has never been a party to or a provider of an ERISA Qualified Plan.
                  r. Petro-Sers is not a party to any executory contracts, nor does it possess any title documents to any assets.
                  s.  No  representation  or  warranty  in  this  section,   nor
         statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by Petro-Sers, or in connection with the transactions contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading.
                  4.  [CONDITIONS   PRECEDENT  TO   STOCKHOLDER'S   OBLIGATIONS]
Stockholder's obligation to consummate the transactions provided for in this Exchange Agreement is subject to each of the following conditions precedent, any one or more of which may be waived by Stockholder in writing:
                  a.   All  representations  and warranties of Petro-Sers herein

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         shall be true and correct,  and Petro-Sers shall have complied with all terms, covenants and conditions herein.
                  b. Alexander H. Walker, Jr., counsel to Petro-Sers, shall deliver an opinion to Stockholder that Petro-Sers is duly incorporated, validly existing and in good standing; that this Agreement and the actions to be taken hereunder have been authorized by all appropriate corporate action and that this Agreement is valid, binding and enforceable upon Petro-Sers in accordance with its terms.
                  5. [DATE AND TIME OF CLOSING] The Closing shall be held on Friday, December 9, 1994, at 12:00 Noon, at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, or at such other time and place a may be mutually agreed upon between the parties in writing.
                  6. [BOARD OF DIRECTORS MEETING OF PETRO-SERS] The Board of Petro-Sers shall meet at 8:00 a.m., Friday, December 9, 1994 and conduct the following business:
                  a. Ratify the terms and conditions contained in the Agreement.
                  b. Following all appropriate notice procedures under the corporation's By-laws, call a Special Stockholders Meeting for 9:00 o'clock a.m., Friday, December 9, 1994 for the purpose of approving the Amendments to the Articles of Incorporation changing the corporate name
         to   Mid-Atlantic   Home  Health   Network,   Inc.  and  authorizing  a
         capitalization  of  200,000,000  shares Class A common stock and 10,000


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         shares  Class B. common stock.
         7. [SPECIAL STOCKHOLDERS MEETING OF PETRO-SERS] Petro- Sers will call and convene a Special Stockholders Meeting on Friday, December 9, 1994, at 9:00 o'clock a.m., local time, to be held at the offices of Nevada Agency and Trust Company at Suite 880, 50 West Liberty Street, Reno, Nevada 89501 for the following purposes:
                  a. To consider and to vote to approve the terms and conditions of this Exchange Agreement.
                  b. To approve the filing of the  following  amendments  to the
         Articles of Incorporation:
                  ARTICLE ONE:   [NAME]  The name of the corporation is:
                     MID-ATLANTIC HOME HEALTH NETWORK, INC.
                  ARTICLE FOUR:  [CAPITAL STOCK]  The corporation shall
         have  authority to issue  200,010,000  shares of stock divided into two
         (2) classes of stock, namely: TWO HUNDRED MILLION (200,000,000) shares of Class A Common Stock, par value ONE MILL ($0.001) per share, with the right to elect one-third (1/3rd) of the directors; and TEN THOUSAND (10,000) shares Class B Common Stock, with the right to elect two-thirds (2/3rds) of the directors. All stock when issued shall be fully paid and non-assessable. No holder of shares of Capital Stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued

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         preferential  rights to subscribe to any unissued  stock,  or any other securities which the corporation may now or hereafter authorize to be issued. Each share of Capital Stock shall be entitled to one (1) vote at stockholders meetings, either in person or by Proxy. Cumulative voting for the election of directors and all other matters brought before stockholders' meetings, whether they be annual or special, shall not be permitted.
                  c. Such other and further business as is deemed appropriate to effectuate the Exchange in accordance with the corporate law of the State of Nevada and the corporation's Articles of Incorporation and By-laws.
                  8.   [ORGANIZATIONAL   MEETING  OF  BOARD  OF  DIRECTORS]  The
Organizational Meeting of the Board of Directors shall be held on Friday, December 9, 1994, at 10:00 o'clock a.m., local time, immediately following the Special Stockholders Meeting, at which time the stock consideration will be issued, new officers and directors will be elected and the former officers and directors will resign.
              9. [EXCHANGE OF SHARES OF STOCK] To carry into effect the Exchange provided for in this Agreement, at the Closing, all the issued and outstanding shares of Hunt Country shall be exchanged for 20,474,628 shares Class A common stock and 10,000 shares of Class B common stock of Petro-Sers, such shares of Petro-Sers to be registered in the name of Stockholder.
                  10. [FEES] Stockholder and Petro-Sers will not pay any fees in stock to any person in connection with this corporate reorganization.

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                  11.  [NOTICES] Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

                  If to the Stockholder to:

                  Philip V. Warman II
                  7504 Diplomat Drive, Suite 101
                  Manassas, Virginia  22110

                  If to Petro-Sers to:

                  Alexander H. Walker, Jr.
                  50 West Liberty Street, Suite 880
                  Reno, NV  89501

or to any other address or addresses which may hereafter be designated by either party by notice given in such manner. All notices will be deemed to have been given as of the date of receipt.
                  12. [FURTHER ASSURANCES] Each party agrees to take any further action necessary or desirable to carry out the provisions of this Agreement.

                  13. [COUNTERPARTS] This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

                  14. [MERGER CLAUSE] This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or



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terminated orally, and no attempted change, termination or waiver of  any of the provisions hereof shall be binding unless in writing and signed by the parties hereto.

                  15. [GOVERNING LAW] This Agreement shall be governed by and construed according to the laws of the State of Nevada and the Commonwealth of Virginia.

                  16. [BINDING EFFECT] This Agreement shall be binding upon the respective parties' successors and assigns, and the obligations of the parties hereto shall be construed to include those of any corporations who have merged with or into any of the parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                               STOCKHOLDER:
                               OAK SPRINGS NURSING HOME
                               LIMITED PARTNERSHIP


                               By   /s/ Philip V. Warman II
                                   ------------------------------------
                                   Philip V. Warman II, General Partner



                               PETRO-SERS CORPORATION


                               By   /s/ Sidney W. Sers
                                    -----------------------------------
                                    Sidney W. Sers
                                    President



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